Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125476, 333-110020, 333-150639, and 333-156385) of United Technologies Corporation of our report dated June 26, 2009 relating to the financial statements of the United Technologies Corporation Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

June 26, 2009

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